UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 20, 2006


                              The FINOVA Group Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


          1-11011                                       86-0695381
  (Commission File Number)                  (IRS Employer Identification No.)


       4800 N. Scottsdale Road, Scottsdale, Arizona        85251-7623
         (Address of Principal Executive Offices)          (Zip Code)


                                  480-636-4800
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

Reference is made to the prior disclosure by The FINOVA Group Inc. (the "Company") of litigation against its subsidiary, FINOVA Capital Corporation ("FINOVA"), with respect to The Thaxton Group Inc. ("TGI") contained in the Company's prior periodic and current reports filed with the Securities and Exchange Commission.

Between October 17, 2003 and January 13, 2004, FINOVA was served with and named as a defendant (with other parties) in five lawsuits that relate to its loan to The Thaxton Group Inc. ("TGI") and several related entities (collectively the "Thaxton Entities"). Under its loan agreement, FINOVA has a senior secured loan to the Thaxton Entities of approximately $108 million at December 31, 2005. The Thaxton Entities were declared in default under their loan agreement with FINOVA after they advised FINOVA that they would have to restate earnings for the first two fiscal quarters of 2003, and had suspended payments on their subordinated notes. As a result of the default, FINOVA exercised its rights under the loan agreement, and accelerated the indebtedness. The Thaxton Entities then filed a petition for bankruptcy protection under chapter 11 of the federal bankruptcy code in the United States Bankruptcy Court for the District of Delaware on October 17, 2003, listing assets of approximately $206 million and debts of $242 million. The Thaxton Group had approximately 6,800 holders of its subordinated notes that were issued in several states, with a total subordinated indebtedness of approximately $122 million.

The first lawsuit, a complaint captioned Earle B. Gregory, et al, v. FINOVA Capital Corporation, James T. Garrett, et al., (the "Gregory action") was filed in the Court of Common Pleas of Lancaster County, South Carolina, case no. 2003-CP-29-967, and was served on FINOVA on October 17, 2003. An amended complaint was served on November 5, 2003, prior to the deadline for FINOVA to answer, plead, or otherwise respond to the original complaint. The Gregory action was properly removed to the United States District Court for the District of South Carolina on November 17, 2003, pursuant to 28 U.S.C. ss.ss. 1334 and 1452. The plaintiffs filed a motion to remand the case to state court, but the United States District Court denied this motion in an order dated December 18, 2003.


The second Thaxton-related complaint, captioned Tom Moore, Anna Nunnery, et al.,
v. FINOVA Capital Corporation, Moore & Van Allen PLLC, and Cherry, Bekaert & Holland LLP, case no. 8:03-372413 ("Moore"), was filed in the United States District Court for the District of South Carolina on November 25, 2003, and was served on FINOVA on December 2, 2003. The third complaint, captioned Sam Jones Wood and Kathy Annette Wood, et al., v. FINOVA Capital Corporation, Moore & Van Allen PLLC, and Cherry, Bekaert & Holland LLP, ("Wood") was filed in the Superior Court for Gwinnett County, Georgia, case no. 03-A13343-B, and was served on FINOVA on December 9, 2003. FINOVA properly removed the Wood action to the United States District Court for the Northern District of Georgia (Atlanta Division) on January 5, 2004. The fourth complaint, captioned Grant Hall and Ruth Ann Hall, et al., v. FINOVA Capital Corporation, Moore & Van Allen PLLC, and Cherry, Bekaert & Holland LLP, case no. 03CVS20572, ("Hall") was filed in the Mecklenberg County, North Carolina, Superior Court, and was also served on FINOVA on December 9, 2003. FINOVA properly removed the Hall action to the United States District Court for the Western District of North Carolina (Charlotte Division) on January 5, 2004. The fifth complaint, captioned Charles Shope, et al., v. FINOVA Capital Corporation, Moore & Van Allen PLLC, and Cherry, Bekaert & Holland LLP, case no. C204022 ("Shope"), was filed in the United States District Court for the Southern District of Ohio, Eastern Division, and was served on FINOVA on January 13, 2004.

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Each of the five Thaxton-related lawsuits are styled as class actions, purportedly brought on behalf of certain defined classes of people who had purchased subordinated notes from the Thaxton Entities. The complaints by the subordinated note holders allege claims against FINOVA of fraud, securities fraud, and various other civil conspiracy and business torts in the sale of the subordinated notes. Each of the complaints seeks an unspecified amount of damages, among other remedies.

Upon motion by FINOVA to the United States Judicial Panel for MultiDistrict Litigation (Docket 1612), all five Thaxton-related actions were transferred on June 18, 2004 to the United States District Court for the District of South Carolina for coordinated pre-trial proceedings (the "MDL Litigation"). In June 2005, the South Carolina District Court certified the MDL Litigation as a class action (collectively, the "Class Action").

On October 6, 2005, the United States Court of Appeals for the Fourth Circuit issued an order granting the Company's petition for permission to appeal the order of the South Carolina District Court certifying the class action cases and staying further proceedings in the South Carolina District Court during the pendency of the appeal or until the further order of the Court of Appeals.

On March 14, 2006, the Fourth Circuit reversed the South Carolina District Court's class certification order, stating that, in light of the Adversary Proceeding described below, class certification is not the superior method for the fair and efficient adjudication of the controversy. Unless the Fourth Circuit's ruling is modified or reversed on rehearing or appeal, the MDL Litigation will not be permitted to proceed as a class action and could only be pursued as individual or arguably mass actions. As of this date, no petition for rehearing or appeal has been filed.

In addition to the MDL Litigation, Thaxton's unsecured creditors committee (the "Thaxton Committee") has an action against FINOVA in the bankruptcy proceedings of the Thaxton Entities (the "Adversary Proceeding") seeking on various grounds, among other things, to avoid and/or equitably subordinate the liens and claims of FINOVA against the Thaxton Entities and to recover payments previously collected due to alleged securities fraud, violations of banking laws and regulations, preference payments and similar claims. The Adversary Proceeding was filed in the United States Bankruptcy Court for the District of Delaware and was consolidated with the MDL Litigation for pre-trial proceedings.

FINOVA was notified on September 21, 2005, that the South Carolina District Court had denied FINOVA's motion to transfer the Adversary Proceeding back to the United States District Court for the District of Delaware at this time, denied FINOVA's motion for partial summary judgment on certain claims in the Adversary Proceeding and granted the Committee's motion for partial summary judgment with respect to equitable subordination. The District Court's opinion and order granting the Thaxton Committee's motion for partial summary judgment was entered on March 20, 2006. The District Court found, among other things, that FINOVA engaged in fraudulent conduct by purposefully structuring its Loan Agreement in a way that allowed Thaxton to report to all of its creditors, and particularly prospective note purchasers, that an $8 million equity investment had been made, when in fact that $8 million continued to be debt, and that this enabled Thaxton to violate federal banking law. FINOVA has filed a notice of appeal of the equitable subordination order with the Fourth Circuit, as well as a motion to stay the District Court's March 20, 2006 order.

If the Fourth Circuit does not reverse the South Carolina District Court and overturn or modify the District Court's equitable subordination ruling, FINOVA's ability to recover on its claims in the Thaxton Entities bankruptcy cases may be materially and negatively affected, depending on the results of other rulings in this litigation that may substantially limit the effect and importance of the equitable subordination ruling. Among the other rulings that could affect FINOVA's ability to recover its claims, either positively or negatively, are the Delaware bankruptcy court's ruling on a pending request seeking substantive


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consolidation of the Thaxton Entities and the ability of TGI to assert claims against the other Thaxton entities. The Delaware bankruptcy court held a hearing on the former issue in 2004, but has not yet ruled on the matter. No hearing has been held on the latter issue. A material and negative impact on FINOVA's ability to recover on its claims in the Thaxton Entities bankruptcy cases would have a material adverse impact on the Company's financial position, results of operations and/or cash flow.

If there is a significant adverse final determination against FINOVA in either the Adversary Proceeding or the former Class Action proceeding (either because the Fourth Circuit's ruling is modified or reversed or the litigation continues either as a class action or otherwise), it is unlikely that FINOVA would be able to satisfy that liability due to its financial condition. As previously disclosed, due to FINOVA's financial condition, it does not expect that it can satisfy all of its secured debt obligations at maturity. Attempts to collect on any judgment could lead to future reorganization proceedings of either a voluntary or involuntary nature.

The Company believes all the claims against FINOVA are without merit. FINOVA intends to vigorously defend the claims asserted against it in connection with the Thaxton Entities, whether in the MDL Litigation, or in the Adversary Proceeding, and to protect its senior secured position in the bankruptcy proceedings for the Thaxton Entities, including without limitation with respect to the pending substantive consolidation request.




















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 28, 2006

                                  THE FINOVA GROUP INC.

                                  /s/ Richard A. Ross
                                  -------------------------------------------
                                  Name: Richard A. Ross
                                  Title: Senior Vice President,
                                         Chief Financial Officer & Treasurer























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